Exhibit 5.1

STUBBS ALDERTON & MARKILES, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

August 10, 2007

Talon International, Inc.

21900 Burbank Blvd., Suite 270
Woodland Hills, California 91367

Re:     Talon International, Inc.
                       Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to which this letter is attached as Exhibit 5.1 filed by Talon International, Inc., a Delaware corporation (the “Company”), in order to register under the Securities Act of 1933, as amended (the “Act”), an aggregate of 1,500,000 shares of issued and outstanding common stock of the Company and 2,100,000 shares of common stock of the Company issuable upon exercise of outstanding warrants (collectively, the “Shares”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based on the foregoing, we are of the opinion that (i) the 1,500,000 shares of issued and outstanding common stock have been duly authorized, and are validly issued, fully paid and non-assessable; and (ii) the 2,100,000 shares of common stock issuable upon exercise of the warrants have been duly authorized, and when issued upon such exercise in accordance with the terms of the warrants and following receipt by the Company of the consideration therefor, shall be duly and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Stubbs, Alderton & Markiles LLP
 STUBBS ALDERTON & MARKILES, LLP